Exhibit 99.1

Press Release

For Immediate Release
Contact: Aaron Uhde	Michael Perman
Phone: +1 404 479 2956	+44 (0) 207 065 3942
INVESCO REPORTS RESULTS FOR SIX MONTHS ENDED JUNE 30, 2007
London, August 2, 2007 – INVESCO (NYSE: IVZ) reported that operating profit increased by 34.5% for the six months ended June 30, 2007 to $508.9 million (six months ended June 30, 2006: $378.4 million). Diluted earnings per share was $0.39 for the six months ended June 30, 2007 (six months ended June 30, 2006: $0.28).
“Continued strong investment performance, supported by improved markets, produced solid operating results during the first half,” said Martin L. Flanagan, President and CEO of INVESCO. “The strong momentum in our business and continued focus on enhancing our global investment management capabilities helped us achieve record assets under management during the period. Looking to the future, we will continue to focus on opportunities that help us grow our business over the long term.”

	Results for Six Months Ended(a)
	June 30,	June 30,
	2007	2006	% Change
Assets under management	$491.6b	$413.8b	18.8%
Net revenues(b)	$1,393.2m	$1,172.2m	18.9%
Operating expenses	$884.3m	$793.8m	11.4%
Operating profit	$508.9m	$378.4m	34.5%
Net operating margin(c)	36.5%	32.3%
Profit before tax	$494.2m	$355.9m	38.9%
Earnings per share:
—basic	$0.40	$0.29
—diluted	$0.39	$0.28

	Results for Three Months Ended(a)
	June 30,	March 31,		June 30,
	2007	2007	% Change	2006	% Change
Assets under management	$491.6b	$471.2b	4.3%	$413.8b	18.8%
Net revenues(b)	$722.5m	$670.7m	7.7%	$588.1m	22.9%
Operating expenses	$450.8m	$433.5m	4.0%	$396.4m	13.7%
Operating profit	$271.7m	$237.2m	14.5%	$191.7m	41.7%
Net operating margin(c)	37.6%	35.4%		32.6%
Profit before tax	$261.5m	$232.7m	12.4%	$184.2m	42.0%
Earnings per share:
—basic	$0.21	$0.19		$0.15
—diluted	$0.21	$0.19		$0.15

(a)	These results have been prepared in accordance with IFRS.

(b)	Net revenues represent total revenues less third-party distribution, service and advisory fees.

(c)	Net operating margin is equal to operating profit divided by net revenues.

Earnings Summary
Net revenues for the six months ended June 30, 2007 were $1,393.2 million (six months ended June 30, 2006: $1,172.2 million). Net revenues for the six months ended June 30, 2007 included performance fees of $53.2 million (six months ended June 30, 2006: $45.8 million). Operating expenses totaled $884.3 million for the six months ended June 30, 2007 (six months ended June 30, 2006: $793.8 million). The net operating margin for the six months ended June 30, 2007 was 36.5% (six months ended June 30, 2006: 32.3%)
Net revenues for the three months ended June 30, 2007 were $722.5 million (three months ended March 31, 2007: $670.7 million; three months ended June 30, 2006: $588.1 million). Net revenues for the three months ended June 30, 2007 included the recognition of performance fees of $34.4 million (three months ended March 31, 2007: $18.8 million; three months ended June 30, 2006: $12.6 million). Operating expenses totaled $450.8 million for the three months ended June 30, 2007 (three months ended March 31, 2007: $433.5 million; three months ended June 30, 2006: $396.4 million). The net operating margin for the three months ended June 30, 2007 was 37.6% (three months ended March 31, 2007: 35.4%; three months ended June 30, 2006: 32.6%).
During the quarter, we completed our evaluation of the assets and liabilities acquired in connection with the purchase of WL Ross & Co., which closed in October 2006. As a result of this evaluation, $100.0 million initially included in goodwill has been reclassified to intangible assets associated with post acquisition employment arrangements, to be amortized over a period of approximately five years. Non-cash amortization of $15.0 million has been recorded during the quarter (representing three cumulative quarters of amortization).
Capital Management
Net debt (total debt less cash and cash equivalents) as of June 30, 2007 was $330.8 million compared to $515.1 million as of March 31, 2007 and $483.1 million as of December 31, 2006.
On January 15, 2007, the company repaid $300.0 million of 5.9% senior notes. On April 17, 2007, the company issued $300.0 million five-year 5.625% senior notes. The net proceeds from the offering were used to repay amounts outstanding under our credit facility and for general corporate purposes. Subsequent to quarter end, Standard & Poor’s affirmed our BBB+ debt rating and removed their negative outlook.
Since the Board’s approval of a stock repurchase plan in June, the company has purchased 2.8 million ordinary shares at a cost of $36.8 million. These purchases are reflected as an increase in Treasury shares on the balance sheet at June 30, 2007.
The Board has declared an interim dividend of $0.082 per share, a 6.5% increase over the prior year (2006: $0.077 per share). The ex-dividend date for the dividend will be September 19, 2007. The interim dividend will be paid on October 25, 2007, to shareholders on the register on September 21, 2007, the record date, which will also be the date upon which the foreign exchange rate will be established for payment to shareholders who receive their dividends in sterling.

Assets Under Management
Assets under management (AUM) at June 30, 2007 were $491.6 billion (March 31, 2007: $471.2 billion). Average AUM during the second quarter of 2007 were $484.3 billion, compared to $466.9 billion for the first quarter of 2007 and $414.6 billion for the second quarter of 2006.
Long-term net inflows for the six months ended June 30, 2007 were $1.4 billion, with inflows of $57.9 billion and outflows of $56.5 billion. For the three months ended June 30, 2007, long-term net inflows were $0.7 billion, with inflows of $27.5 billion and outflows of $26.8 billion. Money market net inflows in the six months ended June 30, 2007 were $1.0 billion (not included in long-term flows above), with net inflows of $1.8 billion in the second quarter of 2007 and net outflows of $0.8 billion in the first quarter of 2007. Further analysis of AUM is included in the supplemental schedules to this release.
# # #
INVESCO is a leading independent global investment manager, dedicated to helping people worldwide build their financial security. Operating under the AIM, INVESCO, AIM Trimark, Atlantic Trust, INVESCO Perpetual, PowerShares and WL Ross brands, INVESCO strives to deliver outstanding products and services through a comprehensive array of enduring investment solutions for our retail, institutional and private wealth management clients around the world. The company is listed on the London, New York and Toronto stock exchanges with the symbol “IVZ.” Additional information is available at www.invesco.com.
Members of the investment community and general public are invited to listen to the conference call today, Thursday, August 2, 2007, at 2:30 p.m. BST (9:30 a.m. EDT), by dialing one of the following numbers: 1-517-268-4676 or 1-888-455-2053 for U.S. callers. An audio replay of the conference call will be available until Thursday, August 9, 2007, at 10:00 p.m. BST (5:00 p.m. EDT) by calling 1-203-369-0633 or 1-866-408-8449 for U.S. callers. The presentation slides that will be reviewed during the conference call will be available on INVESCO’s Web site at www.invesco.com.
# # #
This release may include statements that constitute “forward-looking statements” under the United States securities laws. Forward-looking statements include information concerning possible or assumed future results of our operations, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisition activities and the effect of completed acquisitions, debt levels and the ability to obtain additional financing or make payments on our debt, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, when used in this release, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees of performance. Although we make these statements based on assumptions believed to be reasonable, there can be no assurance that actual results will not materially differ from our expectations. We caution you not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Annual Report on Form 20-F, as filed with the U.S. Securities and Exchange Commission. You may obtain this report from the SEC’s website at www.sec.gov.

INVESCO PLC
Consolidated Income Statement
(Unaudited, in millions, other than per share amounts and headcount)

	Six Months Ended June 30,
	2007	2006	% Change
Revenues
Management	$1,547.1	$1,246.0	24.2%
Service and distribution	291.7	268.6	8.6%
Other	52.5	56.7	(7.4)%

Total revenues	1,891.3	1,571.3	20.4%
Third-party distribution, service and advisory fees	(498.1)	(399.1)	24.8%

Net revenues	1,393.2	1,172.2	18.9%

Operating expenses
Compensation	556.2	504.8	10.2%
Marketing	73.4	71.7	2.4%
Property and office	58.7	54.0	8.7%
Technology and telecommunications	57.5	62.2	(7.6)%
General and administrative	138.5	101.1	37.0%

Total operating expenses	884.3	793.8	11.4%

Operating profit	508.9	378.4	34.5%

Interest income	22.7	10.3	120.4%
Other realized gains	14.1	7.6	85.5%
Other realized losses	(6.2)	(3.8)	63.2%
Interest expense	(45.3)	(36.6)	23.8%

Profit before taxation	494.2	355.9	38.9%
Taxation — U.K.	(55.5)	(37.4)	48.4%
Taxation — outside of the U.K.	(115.0)	(92.8)	23.9%

Profit after taxation	323.7	225.7	43.4%
Profit attributable to minority interests	(0.9)	(1.1)	(18.2)%

Profit attributable to equity holders of the parent	$322.8	$224.6	43.7%

Earnings per share:
—basic	$0.40	$0.29
—diluted	$0.39	$0.28

Average shares outstanding:
—basic	798.4	787.0
—diluted	820.2	807.5

Ending Headcount	5,392	5,485

Final dividend paid per share	$0.104	$0.098
Final dividend paid	$86.4	$80.3
Interim dividend per share	$0.082	$0.077
Interim dividend	$68.3	$63.3

INVESCO PLC
Consolidated Income Statement
(Unaudited, in millions, other than per share amounts and headcount)

	Q207	Q107	% Change	Q206	% Change
Revenues
Management	$810.0	$737.1	9.9%	$625.9	29.4%
Service and distribution	148.3	143.4	3.4%	133.0	11.5%
Other	28.3	24.2	16.9%	29.4	(3.7)%

Total revenues	986.6	904.7	9.1%	788.3	25.2%
Third-party distribution, service and advisory fees	(264.1)	(234.0)	12.9%	(200.2)	31.9%

Net revenues	722.5	670.7	7.7%	588.1	22.9%

Operating expenses
Compensation	272.5	283.7	(3.9)%	251.4	8.4%
Marketing	36.2	37.2	(2.7)%	35.6	1.7%
Property and office	29.2	29.5	(1.0)%	27.0	8.1%
Technology and telecommunications	29.3	28.2	3.9%	30.1	(2.7)%
General and administrative	83.6	54.9	52.3%	52.3	59.8%

Total operating expenses	450.8	433.5	4.0%	396.4	13.7%

Operating profit	271.7	237.2	14.5%	191.7	41.7%

Interest income	12.4	10.3	20.4%	5.2	138.5%
Other realized gains	5.6	8.5	(34.1)%	6.7	(16.4)%
Other realized losses	(5.5)	(0.7)	N/A	(0.1)	N/A
Interest expense	(22.7)	(22.6)	0.4%	(19.3)	17.6%

Profit before taxation	261.5	232.7	12.4%	184.2	42.0%
Taxation — U.K.	(29.5)	(26.0)	13.5%	(19.4)	52.1%
Taxation — outside of the U.K.	(60.7)	(54.3)	11.8%	(47.4)	28.1%

Profit after taxation	171.3	152.4	12.4%	117.4	45.9%
Profit attributable to minority interests	(0.3)	(0.6)	(50.0)%	(0.3)	0.0%

Profit attributable to equity holders of the parent	$171.0	$151.8	12.6%	$117.1	46.0%

Earnings per share:
—basic	$0.21	$0.19		$0.15
—diluted	$0.21	$0.19		$0.15

Average shares outstanding:
—basic	799.8	797.8		783.2
—diluted	821.2	820.0		804.0

Ending Headcount	5,392	5,432		5,485

INVESCO PLC
Consolidated Balance Sheet
(Unaudited, in millions)

	June 30, 2007	December 31, 2006	June 30, 2006
Non-current assets
Goodwill	$5,055.6	$4,906.6	$4,344.9
Intangible assets	274.9	296.7	92.2
Property and equipment	157.7	165.8	176.1
Deferred sales commissions	54.3	55.9	67.6
Deferred tax assets	236.4	212.1	152.2
Investments	154.2	158.1	188.5

	5,933.1	5,795.2	5,021.5

Current assets
Trade and other receivables	1,328.3	997.4	1,006.9
Investments	126.8	134.9	85.3
Cash and cash equivalents	812.0	789.6	479.8
Assets held for policyholders	1,848.5	1,574.9	1,328.9

	4,115.6	3,496.8	2,900.9

Total assets	10,048.7	9,292.0	7,922.4

Non-current liabilities
Long-term debt	(1,142.8)	(972.7)	(977.3)
Provisions	(465.3)	(461.8)	(157.1)

	(1,608.1)	(1,434.5)	(1,134.4)

Current liabilities
Current maturities of long-term debt	—	(300.0)	(309.7)
Trade and other payables	(1,580.1)	(1,384.3)	(1,247.1)
Taxation	(130.0)	(95.4)	(45.3)
Provisions	(199.3)	(227.8)	(49.1)
Policyholder liabilities	(1,848.5)	(1,574.9)	(1,328.9)

	(3,757.9)	(3,582.4)	(2,980.1)

Total liabilities	(5,366.0)	(5,016.9)	(4,114.5)

Net assets	$4,682.7	$4,275.1	$3,807.9

Equity
Share capital	$84.3	$83.2	$82.4
Share premium	302.7	205.1	135.7
Treasury shares	(36.8)	—	—
Shares held by employee trusts	(686.1)	(601.7)	(569.4)
Exchangeable shares	356.3	377.4	412.7
Retained earnings	1,325.4	1,054.9	797.4
Other reserves	3,330.9	3,151.2	2,944.6

Equity attributable to equity holders of the parent	4,676.7	4,270.1	3,803.4
Equity attributable to minority interests	6.0	5.0	4.5

Total equity	$4,682.7	$4,275.1	$3,807.9

INVESCO PLC
Consolidated Statement of Changes in Equity
(Unaudited, in millions)

				Shares
	Share			Held by
	Capital	Share	Treasury	Employee	Exchange-	Retained	Other	Minority
	Shares	Premium	Shares	Trusts	able Share	Earnings	Reserves	Interests	Total

January 1, 2007	83.2	205.1	—	(601.7)	377.4	1,054.9	3,151.2	5.0	4,275.1

Profit attributable to equity holders of the parent	—	—	—	—	—	322.8	—	—	322.8
Currency translation differences on investments in overseas subsidiaries	—	—	—	—	—	17.0	162.1	0.1	179.2
Net movement on available-for-sale reserve	—	—	—	—	—	—	(5.7)	—	(5.7)

Total recognized income and expense attributable to equity holders of the parent	—	—	—	—	—	339.8	156.4	0.1	496.3

Total equity before transactions with owners	83.2	205.1	—	(601.7)	377.4	1,394.7	3,307.6	5.1	4,771.4
Employee share plans:
Share-based compensation credit	—	—	—	—	—	46.9	—	—	46.9
Vested shares	—	—	—	29.8	—	(29.8)	—	—	—
Exercise of options	0.9	75.9	—	—	—	—	—	—	76.8
Increase in shares held by employee share ownership trusts	—	—	—	(114.2)	—	—	—	—	(114.2)
Increase in treasury shares	—	—	(36.8)	—	—	—	—	—	(36.8)
Tax taken to/recycled from equity	—	—	—	—	—	—	18.0	—	18.0
Dividends	—	—	—	—	—	(86.4)	—	—	(86.4)
Issuance of new shares for acquisition earn-out	0.1	0.7	—	—	—	—	5.3	—	6.1
Conversion of exchangeable shares into ordinary shares	0.1	21.0	—	—	(21.1)	—	—	—	—
Total amounts attributable to minority interests	—	—	—	—	—	—	—	0.9	0.9

June 30, 2007	84.3	302.7	(36.8)	(686.1)	356.3	1,325.4	3,330.9	6.0	4,682.7

January 1, 2006	81.8	85.0	—	(413.5)	431.8	638.7	2,789.2	3.3	3,616.3

Profit attributable to equity holders of the parent	—	—	—	—	—	224.6	—	—	224.6
Currency translation differences on investments in overseas subsidiaries	—	—	—	—	(0.6)	(20.1)	168.5	0.1	147.9
Net movement on available-for-sale reserve	—	—	—	—	—	—	(13.1)	—	(13.1)

Total recognized income and expense attributable to equity holders of the parent	—	—	—	—	(0.6)	204.5	155.4	0.1	359.4

Total equity before transactions with owners	81.8	85.0	—	(413.5)	431.2	843.2	2,944.6	3.4	3,975.7
Employee share plans:
Share-based compensation credit	—	—	—	—	—	34.5	—	—	34.5
Exercise of options	0.5	31.5	—	—	—	—	—	—	32.0
Increase in shares held by employee share ownership trusts	—	—	—	(155.9)	—	—	—	—	(155.9)
Dividends	—	—	—	—	—	(80.3)	—	—	(80.3)
Issuance of new shares for acquisition earn-out	—	0.8	—	—	—	—	—	—	0.8
Conversion of exchangeable shares into ordinary shares	0.1	18.4	—	—	(18.5)	—	—	—	—
Total amounts attributable to minority interests	—	—	—	—	—	—	—	1.1	1.1

June 30, 2006	82.4	135.7	—	(569.4)	412.7	797.4	2,944.6	4.5	3,807.9

INVESCO PLC
Consolidated Cash Flow Statement
(Unaudited, in millions)

	Six Months Ended June 30,
	2007	2006
Operating activities:
Profit attributable to equity holders of the parent	$322.8	$224.6
Adjustments to reconcile profit to net cash provided by operating activities:
Amortization and depreciation	47.4	33.2
Amortization of share-related compensation	49.8	43.8
Increase in receivables	(341.8)	(177.0)
Increase/(decrease) in payables	250.3	(106.6)
Gain on disposal of assets	(2.9)	(1.4)
Decrease/(increase) in current investments	19.8	(51.8)

Net cash inflow/(outflow) from operating activities	345.4	(35.2)

Investing activities:
Purchases of property and equipment	(16.7)	(19.8)
Disposal of property and equipment	—	1.2
Purchases of long-term investments	(36.4)	(80.2)
Disposal of long-term investments	26.3	29.8
Acquisitions of businesses	(6.4)	(1.4)

Net cash outflow from investing activities	(33.2)	(70.4)

Financing activities:
Issuance of new ordinary share capital	76.8	31.7
Purchases of treasury shares	(12.8)	—
Purchases of shares held by employee share ownership trusts	(146.4)	(155.9)
Dividend paid	(86.4)	(80.3)
Net (payment)/draw on credit facility	(129.0)	64.0
Issuance of senior notes	300.0	—
Repayment of senior notes	(300.0)	—

Net cash outflow from financing activities	(297.8)	(140.5)

Increase/(decrease) in cash and cash equivalents	14.4	(246.1)
Foreign exchange	8.0	10.2
Cash and cash equivalents, beginning of period	789.6	715.7

Cash and cash equivalents, end of period	$812.0	$479.8

Supplemental Cash Flow Information:
Interest paid	$(50.7)	$(38.6)
Interest received	$22.6	$11.1
Taxes paid	$(140.6)	$(126.8)

Notes
1.	Accounting policies

The accounting policies applied to the information in the earnings release follow International Financial Reporting Standards (IFRS) in effect as of the date of this release and are consistent with those applied in the 2006 Annual Report. Refer to the 2006 Annual Report, available at www.invesco.com, for a more detailed discussion of these policies. The accounting policies applied to the information in this earnings release are also consistent with those that are expected to be applied in the 2007 Annual Report. IFRS comprise standards and interpretations approved by the International Accounting Standards Board and its predecessors. As of June 30, 2007, all issued IFRS were also adopted by the European Commission, with the exception of IFRS 8, “Operating Segments,” which is effective for periods commencing January 1, 2009, but which is not expected to result in changes to the company’s single-segment approach, and the amendment to IAS 23, “Borrowing Costs,” which is also effective for periods commencing January 1, 2009, and which is not expected to have a material impact on the company’s consolidated financial statements. IFRS 7, “Financial Instruments: Disclosures,” and the related amendment to IAS 1, “Presentation of Financial Statements, Capital Disclosures,” are effective for periods commencing January 1, 2007. The disclosure requirements of these standards will be reflected in the company’s 2007 Annual Report. The company has adopted IFRIC 11, “Group and Treasury Share Transactions,” which has provided additional guidance for accounting for share-based payment transactions upon award vesting between the parent and its subsidiaries. The application of IFRIC 11 did not have a material impact on the company’s consolidated financial statements.

The interim financial information has been prepared under the measurement and recognition principles of IFRS as permitted by the Committee of European Securities Regulators and does not purport to be a complete or condensed set of interim financial statements in accordance with IAS 34, “Interim Financial Reporting.”

Certain prior year balance sheet amounts have been reclassified to conform to the current year presentation of those amounts.

2.	Taxation

A significant proportion of the tax charge arose from U.S., U.K., and Canadian operations. The effective tax rate was 34.5% for the six months ended June 30, 2007 (the six months ended June 30, 2006: 36.6%).

3.	Earnings per share

Basic earnings per share is based on the weighted average number of ordinary and exchangeable shares outstanding during the respective periods, excluding shares purchased and held by employee share ownership trusts and held in treasury. Diluted earnings per share takes into account the effect of the potential issuance of ordinary shares.

	Six Months Ended June 30, 2007
	Profit attributable to
	equity holders of the	Number of	Per share
(in millions other than per share amounts)	parent	shares	amount
Basic earnings per share	$322.8	798.4	$0.40

Dilutive effect of share-based awards	—	21.8

Diluted earnings per share	$322.8	820.2	$0.39

	Six Months Ended June 30, 2006
	Profit attributable to
	equity holders of the	Number of	Per share
(in millions other than per share amounts)	parent	shares	amount
Basic earnings per share	$224.6	787.0	$0.29

Dilutive effect of share-based awards	—	20.5

Diluted earnings per share	$224.6	807.5	$0.28

4.	WL Ross & Co. LLC Acquisition

In accordance with IFRS 3, “Business Combinations,” INVESCO has completed its evaluation of the assets and liabilities acquired in connection with the purchase of W L Ross & Co., which closed in October 2006. As a result of this evaluation, $100.0 million initially included in goodwill has been reclassified to intangible assets associated with post acquisition employment arrangements, to be amortized over a period of approximately five years. The balance sheet as of December 31, 2006 has been adjusted to reflect this evaluation.

5.	Long-term debt

On January 15, 2007, $300.0 million of 5.9% senior notes matured. The company utilized its credit facility to satisfy the maturity and on April 17, 2007 issued $300.0 million of 5.625% senior notes. The notes will mature on April 17, 2012 and pay interest semi-annually on April 17 and October 17.

6.	Purchases of ordinary shares

The company’s global stock plan trust purchased 9.6 million ordinary shares at a cost of $114.2 million during the six months ended June 30, 2007. These shares will be held to satisfy existing and future employee share awards under share-based payment programs.

In June 2007, the company purchased 1.3 million ordinary shares at a cost of $16.8 million. These shares are held in Treasury. On June 29, 2007, the company entered into an irrevocable, non-discretionary program to purchase shares on its own behalf up to $20.0 million (or 2.0 million shares) from July 3, 2007 to August 2, 2007. This commitment has been reflected on the balance sheet at June 30, 2007. The program was completed on July 20, 2007, resulting in the acquisition of 1.5 million shares at a cost of $20.0 million.

7.	Dividends

A final dividend in respect of 2006 of $0.104 per share ($86.4 million: $84.4 million for ordinary shares and $2.0 million for exchangeable shares) was approved at the Annual General Meeting of Shareholders on May 23, 2007, and was paid on May 30, 2007.

The Board has declared an interim dividend in respect of the 2007 year of $0.082 per share (2006: $0.077 per share), approximately $68.3 million based upon outstanding shares on June 30, 2007. The interim dividend will be paid on October 25, 2007, to shareholders on the register on September 21, 2007. The ex-dividend date for the dividend will be September 19, 2007.

8.	Statutory financial statements

The financial information shown in this earnings release is unaudited and does not constitute statutory financial statements. The 2006 Annual Report, filed with the Registrar of Companies on May 26, 2007, includes an unqualified audit report in accordance with Section 235 of the Companies Act 1985. This audit report does not contain a statement under section 237(2) or section 237(3) of the Companies Act 1985.

INDEPENDENT AUDITOR’S REVIEW REPORT TO INVESCO PLC
Introduction
We have been instructed by the company to review the financial information for the six months ended June 30, 2007 which comprises consolidated financial statements including the Consolidated Income Statement, Consolidated Balance Sheets, Consolidated Statement of Changes in Equity, Consolidated Cash Flow Statements and the related notes 1 to 8. We have read the other information contained in the interim report and considered whether it contains any apparent misstatements or material inconsistencies with the financial information.
This report is made solely to the company in accordance with guidance contained in Bulletin 1999/4 “Review of interim financial information” issued by the Auditing Practices Board. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company, for our work, for this report, or for the conclusions we have formed.
Directors’ responsibilities
The interim report, including the financial information contained therein, is the responsibility of, and has been approved by, the directors. The directors are responsible for preparing the interim report in accordance with the Listing Rules of the Financial Services Authority which require that the accounting policies and presentation applied to the interim figures should be consistent with those applied in preparing the preceding annual accounts except where any changes, and the reasons for them, are disclosed.
Review work performed
We conducted our review in accordance with guidance contained in Bulletin 1999/4 “Review of interim financial information” issued by the Auditing Practices Board for use in the United Kingdom. A review consists principally of making enquiries of group management and applying analytical procedures to the financial information and underlying financial data, and based thereon, assessing whether the accounting policies and presentation have been consistently applied, unless otherwise disclosed. A review excludes audit procedures such as tests of controls and verification of assets, liabilities and transactions. It is substantially less in scope than an audit performed in accordance with International Standards on Auditing (UK and Ireland) and therefore provides a lower level of assurance than an audit. Accordingly we do not express an audit opinion on the financial information.
Review conclusion
On the basis of our review we are not aware of any material modifications that should be made to the financial information as presented for the six months ended June 30, 2007.
Ernst & Young LLP
London
August 1, 2007

INVESCO PLC
Quarterly Assets Under Management

(in billions)	Q207	Q107	% Change	Q206
Beginning Assets	$471.2	$462.6	1.9%	$410.9
Inflows	27.5	30.4	(9.5)%	23.5
Outflows	(26.8)	(29.7)	(9.8)%	(21.2)

Net flows	0.7	0.7	0.0%	2.3
Net flows in money market funds and other	1.8	(0.8)	n/a	2.2
Market gains/reinvestment	12.8	8.0	60.0%	(6.2)
Foreign currency	5.1	0.7	628.6%	4.6

Ending Assets	$491.6	$471.2	4.3%	$413.8

Average long-term AUM	422.8	405.7	4.2%	357.8
Average institutional money market AUM	61.5	61.2	0.5%	56.8

Average AUM	$484.3	$466.9	3.7%	$414.6

Net revenue yield on AUM (annualized)(a)	59.7bps	57.5bps		56.7bps
Net revenue yield on AUM before performance fees (annualized)	56.8bps	55.8bps		55.5bps

				Private Wealth
By channel: (in billions)	Total	Retail	Institutional	Management
March 31, 2007(b)	$471.2	$238.4	$216.1	$16.7
Inflows	27.5	20.8	5.3	1.4
Outflows	(26.8)	(16.4)	(9.0)	(1.4)

Net flows	0.7	4.4	(3.7)	—
Net flows in money market funds and other	1.8	(0.1)	1.9	—
Market gains/reinvestment	12.8	8.7	3.5	0.6
Foreign currency	5.1	4.7	0.4	—

June 30, 2007	$491.6	$256.1	$218.2	$17.3

			Fixed		Money	Stable	Alter-
By asset class: (in billions)	Total	Equity(c)	Income	Balanced	Market	Value	natives(d)
March 31, 2007(b)	$471.2	$224.8	$42.8	$38.2	$63.2	$47.4	$54.8
Inflows	27.5	19.0	2.4	2.7	0.2	0.6	2.6
Outflows	(26.8)	(14.9)	(3.1)	(3.0)	(0.6)	(2.4)	(2.8)

Net flows	0.7	4.1	(0.7)	(0.3)	(0.4)	(1.8)	(0.2)
Net flows in money market funds and other	1.8	(0.1)	0.1	(0.1)	1.9	—	—
Market gains/reinvestment	12.8	11.1	0.2	1.0	—	0.5	—
Foreign currency	5.1	3.4	0.4	1.1	0.1	—	0.1

June 30, 2007	$491.6	$243.3	$42.8	$39.9	$64.8	$46.1	$54.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
March 31, 2007(b)	$471.2	$285.4	$45.3	$78.0	$35.6	$26.9
Inflows	27.5	10.1	1.8	6.1	4.6	4.9
Outflows	(26.8)	(14.3)	(1.5)	(2.2)	(5.4)	(3.4)

Net flows	0.7	(4.2)	0.3	3.9	(0.8)	1.5
Net flows in money market funds and other	1.8	1.8	—	0.5	(0.2)	(0.3)
Market gains/reinvestment	12.8	8.3	(0.5)	2.1	1.3	1.6
Foreign currency	5.1	—	3.8	1.0	0.2	0.1

June 30, 2007	$491.6	$291.3	$48.9	$85.5	$36.1	$29.8

(a)	Net revenue yield on AUM is equal to net revenue divided by average AUM.

(b)	The asset class beginning balances were adjusted to reflect certain asset reclassifications.

(c)	Includes PowerShares’s ETF AUM ($11.7 billion at June 30, 2007), which are primarily invested in equity securities.

(d)	Assets have been restated beginning December 31, 2006 to reflect an amended definition of the alternative asset class. The alternative asset class includes real estate, private equity and absolute return strategies.

INVESCO PLC
Year-to-Date Assets Under Management

(in billions)	June 30, 2007	June 30, 2006	% Change
Beginning Assets	$462.6	$386.3	19.8%
Inflows	57.9	46.6	24.2%
Outflows	(56.5)	(42.8)	32.0%

Net flows	1.4	3.8	(63.2)%
Net flows in money market funds and other	1.0	9.6	(89.6)%
Market gains/reinvestment	20.8	9.1	128.6%
Foreign currency	5.8	5.0	16.0%

Ending Assets	$491.6	$413.8	18.8%

Average long-term AUM	414.6	352.6	17.6%
Average institutional money market AUM	61.6	54.9	12.2%

Average AUM	$476.2	$407.5	16.9%

Net revenue yield on AUM (annualized)(a)	58.5bps	57.5bps
Net revenue yield on AUM before performance fees (annualized)	56.3bps	55.3bps

				Private Wealth
By channel: (in billions)	Total	Retail	Institutional	Management
December 31, 2006	$462.6	$234.0	$211.8	$16.8
Inflows	57.9	42.2	13.0	2.7
Outflows	(56.5)	(37.8)	(15.6)	(3.1)

Net flows	1.4	4.4	(2.6)	(0.4)
Net flows in money market funds and other	1.0	(0.2)	1.2	—
Market gains/reinvestment	20.8	13.0	6.9	0.9
Foreign currency	5.8	4.9	0.9	—

June 30, 2007	$491.6	$256.1	$218.2	$17.3

			Fixed		Money	Stable	Alter
By asset class: (in billions)	Total	Equity(c)	Income	Balanced	Market	Value	-natives(d)
December 31, 2006(b)	$462.6	$217.6	$42.9	$38.2	$64.1	$46.9	$52.9
Inflows	57.9	35.9	6.4	5.0	0.6	2.4	7.6
Outflows	(56.5)	(29.9)	(8.5)	(5.3)	(1.1)	(4.2)	(7.5)

Net flows	1.4	6.0	(2.1)	(0.3)	(0.5)	(1.8)	0.1
Net flows in money market funds and other	1.0	(0.2)	0.7	(0.7)	1.2	—	—
Market gains/reinvestment	20.8	16.2	0.6	1.5	—	1.0	1.5
Foreign currency	5.8	3.7	0.7	1.2	—	—	0.2

June 30, 2007	$491.6	$243.3	$42.8	$39.9	$64.8	$46.1	$54.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
December 31, 2006(b)	$462.6	$280.5	$43.2	$74.6	$38.1	$26.2
Inflows	57.9	22.6	4.1	11.0	10.9	9.3
Outflows	(56.5)	(26.5)	(3.1)	(4.2)	(14.6)	(8.1)

Net flows	1.4	(3.9)	1.0	6.8	(3.7)	1.2
Net flows in money market funds and other	1.0	1.1	0.1	0.4	(0.2)	(0.4)
Market gains/reinvestment	20.8	13.6	0.8	2.5	1.4	2.5
Foreign currency	5.8	—	3.8	1.2	0.5	0.3

June 30, 2007	$491.6	$291.3	$48.9	$85.5	$36.1	$29.8

(a)	Net revenue yield on AUM is equal to net revenue divided by average AUM.

(b)	The asset class beginning balances were adjusted to reflect certain asset reclassifications.

(c)	Includes PowerShares’s ETF AUM ($11.7 billion at June 30, 2007), which are primarily invested in equity securities.

(d)	Assets have been restated beginning December 31, 2006 to reflect an amended definition of the alternative asset class. The alternative asset class includes real estate, private equity and absolute return strategies.

INVESCO PLC
Additional Income and Expense Information
     The quarterly results include the following items:

	2007		2006
$ millions	Q2	Q1	Q2	Q1
Operating items:
Management revenues:
- Performance fees	34.4	18.8	12.6	33.2
General and administration:
- WL Ross intangible asset amortization	(15.0)	—	—	—